UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C., 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 27, 2004

__________________________________________________

PETROL OIL AND GAS, INC.

(Exact name of registrant as specified in charter)

__________________________________________________

Nevada	000-3009	90-0066187
(State of other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification Number)

3161 E. Warm Springs Road
Suite 300
Las Vegas, Nevada	89120
(Address of Principal Executive Office)	(Zip Code)

Registrant's telephone number, including are code: (702) 454-7318

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 - Other Events

Item 8.01 Other Events

Annual Meeting of Stockholders

        Petrol Oil and Gas, Inc. (the "Company") held its annual meeting of stockholders on October 27, 2004. Business conducted at the meeting included the following proposals:

  To elect new directors to serve until the next annual meeting or until their successors are elected and qualified; Paul Branagan and Loren Moll were re-elected to serve as the Company's directors;

  To confirm the reaffirmation of Weaver & Martin LLC as its independent auditors; and

  To schedule the next annual meeting of stockholders.

        Each share of Common Stock was entitled to one vote. Only stockholders of record at the close of business on September 15, 2004, were entitled to vote. The number of outstanding shares at the time was 23,570,799 held by approximately 137 stockholders. The required quorum of stockholders was present at this meeting.

        Votes on the election of a new director were as follows:

Director	For	Against	Abstentions and Broker Non-Votes
Paul Branagan	13,367,830	0	10,202,969
Loren Moll	13,367,830	0	10,202,969

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                                PETROL OIL AND GAS, INC.

                                                                                                By:/S/Paul Branagan

                                                                                                      Paul Branagan, President

Date: November 5, 2004